CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE ISSUER TREATS AS PRIVATE OR CONFIDENTIAL

POOLING AGREEMENT

THIS AGREEMENT is made effective the 25th day of August, 2025.

AMONG:

STARFIGHTERS SPACE, INC., a company existing under the laws of the State of Delaware

(the "Company")

AND:

THOSE SECURITYHOLDERS OF THE COMPANY set forth in Schedule "A" hereto

(individually, the "Securityholder", and collectively, the "Securityholders")

WHEREAS:

(A) the Company contemplates listing (the "Listing") the shares of common stock in the capital of the Company (the "Shares") on the NYSE American LLC (the "Exchange"); and

(B) in connection with the Listing and as required by the Company's selling agent, Digital Offering LLC, the Securityholders have agreed to pool all the Shares, all the Shares issuable upon exercise of the outstanding Share purchase warrants (the "Warrants Shares"), and all the Shares issuable upon conversion of the outstanding secured convertible debentures (the "Debenture Shares", and together with the Shares and the Warrant Shares, being collectively, the "Securities") that are held by Securityholders or to be issued to the Securityholders upon Listing, as in each case set forth opposite the Securityholder's name in Schedule "A" hereto, to be held in escrow pursuant to the terms set out herein.

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the parties hereto agree as follows:

1. General Restriction on Sales, Pledges, etc.

The Securityholders shall not directly or indirectly sell, assign, transfer, pledge, mortgage, or otherwise dispose of or encumber any legal or beneficial interest in the Securities subject to such Pool Term (hereinafter defined) or any portion thereof (each of which is a "Transaction"), nor shall they agree to do any such Transaction, whether or not any such Transaction is not to be effective until such time as the Securities have been released from the Pool (hereinafter defined) in accordance with the release schedule in Section 4 hereof.

2. Voting of Shares in Pool

All and any voting rights attached to the Securities shall at all times be exercised by the Securityholders, and all rights attached thereto including the right to receive payment of any dividends shall be for the benefit of the Securityholder.

3. Non-Applicability of Standstill Clause

The restrictions in Section 1 do not apply to the Securityholder in the case of a take-over bid, amalgamation, arrangement, merger or similar transaction of the Company by a third party who is arm's length to the Company.

4. Release of Pooled Securities

The Securities will be subject to contractual restrictions on resale, pursuant to which the Securities will be subject to a pool (the "Pool") for a period of 180 days or as described below (the "Pool Term") from the date the Company may complete the Listing (the "Listing Date"), with releases occurring on the following schedule:

180 days after the Listing Date	50% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $17.95 for any period of 10 consecutive trading days after the Listing Date and the average trading volume of the Shares is greater than 250,000 Shares per day for those 10 consecutive trading days	25% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $5.38 on any day after the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $5.38 for any period of 10 consecutive trading days beginning at least 60 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 60 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $5.38 for any period of 10 consecutive trading days beginning at least 90 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 90 day period following the Listing Date	5% of the Securities

180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $5.38 for any period of 10 consecutive trading days beginning at least 120 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 120 day period following the Listing Date	5% of the Securities
180 days after the Listing Date, or immediately, in the event the closing bid price of the Shares on the Exchange is greater than $5.38 for any period of 10 consecutive trading days beginning at least 150 days after the Listing Date and the average trading volume of the Shares was greater than 100,000 Shares per day for any 150 day period following the Listing Date	5% of the Securities

5. Termination

This Agreement may be terminated upon the written agreement of all parties.

6. Reorganizations, etc.

If, during the period in which any of the Securities are retained in escrow pursuant to this Agreement, a reorganization affecting the share capital occurs, then and in each such event, the Securities shall be released and replaced by the shares of stock and other securities and property upon the terms and conditions provided in the relevant reorganization documents.

7. Further Assurance

The parties shall, upon reasonable request and without unreasonable delay, execute and deliver any further documents or assurances and perform any acts necessary to carry out the intent and purposes of this Agreement. The Securityholders will allow a representative of the Company to inspect, at the Company's costs, the physical certificate or other instrument representing the Securities in order to ensure compliance with this Agreement during normal business hours on reasonable notice to the Securityholders provided that such inspections will not unduly impact or impede the ordinary business operations of the Securityholders.

8. Time

Time is of the essence of this Agreement.

9. Governing Laws and Venue

This Agreement shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia. The parties attorn to British Columbia in the event of any legal proceedings involving this Agreement.

10. Counterparts

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Each party hereto will be entitled to rely on delivery by facsimile or electronically delivered portable document format (PDF) of an executed copy of this Agreement and acceptance by a party of such facsimile or PDF copy will be equally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

11. Notices

All notices that may be or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and served personally, delivered by courier or sent by facsimile or other electronic transmission:

(a) in the case of the Company, to:

Starfighters Space, Inc.

505 Odyssey Way, Suite 203

Kennedy Space Center, FL 32952

United States

Attention: Rick Svetkoff

Email:      rick@starfighters.net

with a copy (which shall not constitute notice) to:

McMillan LLP

Suite 1500, 1055 West Georgia Street Vancouver, BC, V6E 4N7

Canada

Attention: Michael Shannon

Email:      michael.shannon@mcmillan.ca

(b) in the case of the Securityholders, to the respective address provided in Schedule "A".

s

12. Independent Legal Advice

THE SECURITYHOLDERS ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT HAS BEEN PREPARED BY MCMILLAN LLP, AS LEGAL COUNSEL TO THE COMPANY, AND THAT AT NO TIME HAS MCMILLAN LLP PROVIDED LEGAL ADVICE TO THE SECURITYHOLDERS, AND THE SECURITYHOLDERS HEREBY ACKNOWLEDGE AND DECLARE THAT THEY HAVE EITHER SOUGHT THE REQUISITE INDEPENDENT LEGAL ADVICE IN CONNECTION WITH THE ENTERING INTO OF THIS AGREEMENT OR HAVE WAIVED THEIR RIGHT THERETO.

13. Severability

Any provision of this Agreement which is or becomes prohibited and unenforceable does not invalidate, affect or impair the remaining provisions which shall be deemed to be severable from such prohibited or unenforceable provision.

14. Enurement

This Agreement enures to the benefit of and is binding on the parties and their heirs, executors, administrators, successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

STARFIGHTERS SPACE, INC.

Per: /s/ David Whitney

 Name: David Whitney

 Title:  Chief Financial Officer

The President of the Company signs on behalf of all of the Securityholders set forth in Schedule "A" hereto as the Securityholders' attorney-in-fact.

/s/ Rick Svetkoff________________________________
RICK SVETKOFF

Attorney-in-fact

SCHEDULE "A"

SECURITYHOLDERS

(a) Shares and Warrants

Name	Address	No. of Shares	No. of Warrants
[****]	[****]	10,000	-
[****]	[****]	-	500,000
[****]	[****]	40,000	250,000
[****]	[****]	-	50,000
[****]	[****]	20,000	10,000
[****]	[****]	15,000	10,000
[****]	[****]	10,000	25,000
[****]	[****]	10,000	-
[****]	[****]	40,000	10,000
[****]	[****]	20,000	50,000
[****]	[****]	-	3,062,500
[****]	[****]	10,000	-
[****]	[****]	100,000	-
[****]	[****]	-	100,000
[****]	[****]	20,000	-
[****]	[****]	10,000	50,000
[****]	[****]	20,000	100,000
[****]	[****]	40,000	-
[****]	[****]	80,000	-
[****]	[****]	-	50,000
[****]	[****]	-	5,762,500

Name	Address	No. of Shares	No. of Warrants
[****]	[****]	-	100,000
[****]	[****]	-	300,000
[****]	[****]	-	100,000
[****]	[****]	20,000	10,000
[****]	[****]	40,000	250,000
[****]	[****]	50,000	10,000
[****]	[****]	35,000	300,000
[****]	[****]	30,000	-
[****]	[****]	-	400,000
[****]	[****]	80,000	-
[****]	[****]	10,000	-
[****]	[****]	6,000	-
[****]	[****]	200,000	-
[****]	[****]	10,000	-
[****]	[****]	40,200	10,000
[****]	[****]	10,000	-
[****]	[****]	-	916,667
[****]	[****]	-	100,000
[****]	[****]	-	50,000
[****]	[****]	-	10,000
[****]	[****]	-	458,333
[****]	[****]	12,000	60,000
[****]	[****]	-	916,667
[****]	[****]	250,000	-

Name	Address	No. of Shares	No. of Warrants
[****]	[****]	-	50,000
[****]	[****]	830,000	-
[****]	[****]	-	458,333
[****]	[****]	10,000	-
[****]	[****]	30,000	-
[****]	[****]	30,000	500,000
[****]	[****]	-	3,000,000
[****]	[****]	-	10,000
[****]	[****]	20,000	-
[****]	[****]	60,000	-
[****]	[****]	10,000	10,000
[****]	[****]	22,000	-
[****]	[****]	30,000	50,000
[****]	[****]	50,000	-
[****]	[****]	200,000	-
[****]	[****]	20,000	50,000
Total:		2,550,200	18,150,000

(b) Debenture Shares

[****]